Exhibit (p)

CODE OF ETHICS

OF

NORTHERN CAPITAL MANAGEMENT, LLC

AND

NORCAP FUNDS, INC.

(Revised April 29, 2005)

I.

INTRODUCTION

This Code of Ethics (“Code”) is being adopted in compliance with the requirements of Sections 204A and 206 of the Investment Advisers Act of 1940 (the “Advisers Act”) and Rule 204A-1 and Rule 204-2 thereunder, and Section 17 (j) of the Investment Company Act of 1940 (the “ICA”) and Rule 17j-1 thereunder, to effectuate the purposes and objectives of these provisions.  This Code applies to directors, officers and advisory employees of Northern Capital Management, LLC (“Northern Capital”) and NorCap Funds, Inc. (the “Fund”) (collectively, such persons are referred to herein as “access persons”).  “Advisory employee” means: (i) any employee of the Fund or of Northern Capital; and  (ii) any natural person in a control relationship to the Fund or Northern Capital who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.  Notwithstanding the foregoing, the Code does not apply to officers of the Fund who are employees of U.S. Bancorp Fund Services, LLC.

Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material nonpublic information by investment advisors.  Such procedures are contained in this Code.  Moreover, Rule 204A-1 under the Advisers Act requires the establishment and enforcement of a written code of ethics that meets certain minimum standards set forth in the rule.  This Code is intended to comply with these standards.  The Code also contains procedures with respect to personal securities transactions of all Northern Capital and Fund access persons in accordance with Rule 204A-1 and Rule 204-2 under the Advisers Act.  These procedures cover transactions in a security in which the access person has a beneficial interest (as defined herein) or in accounts over which the access person exercises control as well as transactions by members of the access person’s immediate family.

All access persons must comply with all applicable federal securities laws.  Section 206 of the Advisers Act makes it unlawful for Northern Capital or its agents or employees to employ any device, scheme, or artifice to defraud any client or prospective client or to engage in fraudulent, deceptive, or manipulative practices.  Similarly, Section 17 (j) of the ICA and Rule 17j-1 thereunder, prohibits access persons of Northern Capital and/or the Fund, in connection with the purchase and sale, directly or indirectly, by such person of a security held or to be acquired by the Fund from (i) employing any device, scheme or artifice to defraud the Fund, (ii) making any untrue statement of a material fact to the Fund or omitting to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading, or (iii) engaging in fraudulent, deceptive or manipulative practices with respect to the Fund.  This Code contains provisions reasonably necessary to prevent access persons from engaging in acts in violation of the above standards and procedures reasonably necessary to prevent violations of the Code.

This Code, adopted by Northern Capital’s President and Chief Executive Officer and the Board of Directors of the Fund, is based upon the principle that access persons owe a fiduciary duty to, among others, Northern Capital’s clients and Fund shareholders to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of clients, (ii) taking inappropriate advantage of their position with Northern Capital and the Fund, and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.  This fiduciary duty includes the duty of the Chief Compliance Officer of Northern Capital, Sarah Lucas, to report violations of the Code to Northern Capital’s senior management and the Fund’s Board of Directors.

By complying with the Code, access persons can minimize Northern Capital’s, the Fund’s and their own personal exposure from potential violation of laws governing securities transactions and fiduciary relationships.  Adherence to the Code is a basic condition of employment by Northern Capital and, as applicable, the Fund.  Any questions about the Code or its applicability to a particular transaction should be directed to the Chief Compliance Officer or a designated officer.

II.

NORTHERN CAPITAL’S POLICY STATEMENT ON INSIDER TRADING

Northern Capital forbids any of its access person from trading, either personally or on behalf of others, including accounts managed by Northern Capital, on material nonpublic information (as defined herein) or communicating material nonpublic information to others in violation of the law.  This conduct is frequently referred to as “insider trading.” Northern Capital’s policy applies to every access person of the firm and extends to activities within and outside their duties at the firm.  Any questions regarding Northern Capital’s insider trading safeguards should be referred to the Chief Compliance Officer.

The term “insider trading” is not defined in the federal securities laws but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an “insider”) or to communications of material nonpublic information to others.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

1.

trading by an insider while in possession of material nonpublic information; or

2.

trading by a non-insider while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; or

3.

communicating material nonpublic information to others.

The concept of “insider” is broad.  It includes officers, directors, and employees of a company.  In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes.  A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations.  Northern Capital may become a temporary insider of a company it advises or for which it performs other services.  For that to occur, the company must expect Northern Capital to keep the disclosed nonpublic information confidential, and the relationship must at least imply such a duty before Northern Capital will be considered an insider.

Trading on inside information is not a basis for liability unless the information is material.  “Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions or information that is reasonably certain to have a substantial effect on the price of a company’s securities.  Information that access persons should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Information is nonpublic until it has been effectively communicated to the marketplace.  One must be able to point to some fact to show that the information is generally public.  For example, information found in a report filed with the SEC or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

Before trading for yourself or others in the securities of a company about which you may have potential inside information, ask yourself the following questions:

•

Is the information material?

ð

Is this information that an investor would consider important in making his or her investment decisions?

ð

Is this information that would substantially affect the market price of the securities if generally disclosed?

•

Is the information nonpublic?

ð

How and from whom has the information been obtained?

ð

To whom has this information been provided?

ð

Has the information been effectively communicated to the marketplace?

If, after consideration of the above, you believe that the information is material and nonpublic or if you have questions concerning whether the information is material and nonpublic, you should take the following steps:

1.

Report the matter immediately to the Chief Compliance Officer or a designated officer.

2.

Do not purchase or sell the securities on behalf of yourself or others.

3.

Do not communicate the information inside or outside Northern Capital, other than to the Chief Compliance Officer or a designated officer.

4.

After the Chief Compliance Officer or a designated officer has reviewed the facts, you will be given appropriate instructions.

Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within Northern Capital, except as provided above.  In addition, care should be taken so that such information is secure.  For example, files containing material, nonpublic or proprietary information should be sealed; access to computer files containing such information should be restricted.

The role of the Chief Compliance Officer is critical to the implementation and maintenance of Northern Capital’s policies and procedures against insider trading.  Northern Capital’s Chief Compliance Officer’s supervisory procedures can be divided into two classifications: prevention of insider trading and detection of insider trading.  The strict observance of these procedures is vital since penalties for trading on or communicating material nonpublic information can be severe.  Apart from termination of employment with Northern Capital, an employee can be subject to the following penalties even if he or she does not personally benefit from the violation: civil injunctions, disgorgement of profits, jail sentences, substantial fines up to three times the profit gained or loss avoided.

To prevent insider trading, Northern Capital will supplement this discussion with timely information to familiarize its access persons with current developments and, when it has been determined that an access person of Northern Capital has material nonpublic information, implement measures to prevent dissemination of such information, and, if necessary, restrict access persons from trading the securities.

To detect insider trading, the Chief Compliance Officer will review the personal trading activity reports (as described below) filed by each access person and the trading activity of accounts managed by Northern Capital.

III.

  PROHIBITED TRANSACTIONS

1.

Certain Conduct.

No access person of Northern Capital or the Fund shall engage in any act, practice, or course of conduct which would violate the antifraud provisions of Section 206 of the Advisers Act or Section 17 (j) of the ICA set forth above.  Nor shall any access person sell to or purchase from a client of Northern Capital (including the Fund) any security or other property, except securities approved by the Investment Committee.

2.

Disinterested Directors of the Fund.

Disinterested directors of the Fund must comply with Section III.1 and this Section III.2, but need not comply with the remainder of Section III.  No disinterested director of the Fund shall purchase or sell a security if such disinterested director knew or, in the ordinary course fulfilling his or her official duties as a director, should have known that, during the 15-day period immediately before or after the date of the transaction by the disinterested director, such security was: (i) purchased or sold by the Fund or Northern Capital on behalf of its clients or (ii) being considered by the Fund or Northern Capital on behalf of its clients for purchase or sale.  “Disinterested director” means a director of the Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the ICA.  All other access persons of Northern Capital or the Fund shall comply with the following:

3.

Conflicting Transactions.

No access person shall:

(a)

purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

(i)

is “being actively considered for purchase or sale” by Northern Capital for the Fund or its other clients or

(ii)

is “being purchased or sold” by any client portfolio of Northern Capital, including the Fund.

(b)

disclose to persons not employed by Northern Capital or the Fund the securities activities engaged in or contemplated for client portfolios of Northern Capital (including the Fund).

For purposes of this prohibition, the italicized terms have the following meanings:

A security is “being actively considered for purchase or sale” or is “being purchased or sold” when a recommendation to purchase or sell the security has been made and communicated by the Investment Committee or other Northern Capital advisory personnel, which includes when Northern Capital has a pending “buy” or “sell” order with respect to a security and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.  “Purchase or sale of a security” includes the writing of an option to purchase or sell a security.

“Beneficial ownership” shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.  These rules, generally speaking, encompass those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security.  A person is normally regarded as the beneficial owner of securities held in the name of his or her spouse or minor children living in his or her household.

4.

Gifts.

No access person shall accept any gift or other thing of more than $100 in value from any person or entity that does, or seeks to do, business with or on behalf of Northern Capital or any client of Northern Capital, including the Fund.  Gifts in excess of this value must either be returned to the donor or paid for by the recipient.  It is not Northern Capital’s intent to prohibit the everyday courtesies of business life; therefore, access persons may accept an occasional meal, theater ticket, entertainment, or sporting event that is an incidental part of a business meeting.

5.

Initial Public Offerings.

No access person or any member of his or her household may acquire any securities in an initial public offering.  This prohibition is necessary to preclude any possibility of such person profiting from his or her position with Northern Capital or the Fund or Northern Capital’s relationships with its brokers.

6.

Private Placements.

No access person may purchase any securities in a private placement, without prior approval of the Chief Compliance Officer or other designated officer.  In determining whether approval should be granted, the Chief Compliance Officer should consider whether the investment opportunity should be reserved for the Fund or other clients of Northern Capital and whether the opportunity is being offered to an individual by virtue of his or her position with the Fund, Northern Capital, or Northern Capital’s advisory relationship with any client.  Northern Capital must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by access persons for at least five years after the end of the fiscal year in which the approval is granted.  Any access person authorized to purchase securities in a private placement shall disclose that investment when they play a part in any subsequent consideration by Northern Capital of an investment in the issuer.  In such circumstances, Northern Capital’s decision to purchase securities of the issuer shall be subject to independent review by advisory personnel with no personal interest in the issuer.

7.

Blackout Periods.

No access person shall buy or sell a security within seven calendar days before or seven calendar days after any portfolio trades in that security.  Any trades made within the proscribed period shall be unwound, if possible.  Otherwise, any profits realized on trades within the proscribed period shall be subject to disgorgement to the Fund or appropriate client portfolio(s), or to a designated charity.

Note: It will not be considered a violation of the blackout period if a trade in a client portfolio is executed strictly due to a cash inflow/outflow or an account opening/closing.  The security must be actively considered for purchase or sale.

8.

Short-Term Trading.

No access person shall profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty calendar days.  Trades made in violation of this prohibition should be unwound, if possible.  Otherwise, any profits realized on such short-term trades shall be subject to disgorgement to the Fund or appropriate client portfolio(s), or to a designated charity.

Note: This provision does not apply to transactions that are exempt from pre-clearance, however, it does apply to purchases or sales in mutual funds advised by Northern Capital.  Short-term trading in any affiliated mutual fund is prohibited.

9.

Service as a Director.

No access person shall serve on the board of directors of any publicly traded company without prior authorization of Northern Capital's senior management and the Fund’s Board of Directors.  Any such authorization shall be based upon a determination that service on the board would be consistent with the interests of Northern Capital’s clients, including the Fund.  Where board service is approved, Northern Capital shall implement a “Chinese Wall” or other appropriate procedures to isolate such person from Northern Capital’s advisory personnel making decisions relating to that company’s securities.

IV.

  PERSONAL SECURITIES TRANSACTIONS

1.

Pre-clearance.

Except as provided below, all access persons shall receive prior written approval from the appropriate persons as outlined on Exhibit D before purchasing or selling securities.  See Exhibit D.

Securities, which are not being actively considered for purchase or sale (as defined in Section III) by Northern Capital or any client portfolio of Northern Capital, including the Fund, shall generally be entitled to clearance from the Chief Compliance Officer (assuming the trade does not violate Northern Capital’s insider trading policy).

2.

Disclosure of Personal Holdings and Identification of Brokerage Accounts.

(a)

All access persons shall disclose to the Chief Compliance Officer all personal securities holdings within 10 days of the later of commencement of employment or the effective date of this Code and thereafter on an annual basis as of December 31.  The initial report shall be made on the form attached as Exhibit A, and the annual report shall be submitted on Exhibit B to the Chief Compliance Officer.  All personal securities transactions, which are pre-cleared according to this Code, must be conducted through brokerage accounts that have been identified to the Chief Compliance Officer.

(b)

Access persons must direct their brokers to deliver to the Chief Compliance Officer copies of all confirmations and statements related to their brokerage accounts.

3.

Reporting of Personal Securities Transactions.

(a)

Every access person shall report to the Chief Compliance Officer the information described in the next paragraph with respect to transactions in any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership (as defined in Section III) in the security provided, however, an access person shall not be required to make a report with respect to transactions for any account over which such person does not have any direct influence.

To assist an access person in determining whether he or she has a beneficial interest in a security, please review the examples attached as Appendix I.

(b)

Reports required to be made under this paragraph shall be made not later than 30 days after the end of the calendar quarter in which the transaction was effected.  Every access person shall be required to submit a report for all periods, including those periods in which no securities transactions were effected.  A report shall be made on the form attached as Exhibit C.  The form contains the following information:

i.

the date of the transaction, the title, the interest rate and maturity date (if applicable), the security name, the ticker symbol, and the number of shares or principal amount of the security; and

ii.

the initials of the Chief Compliance Officer or other designated person who signed the “pre-clearance request” form; and

iii.

the nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition) and the security type (stock, bond, option, warrant, etc.); and

iv.

the price at which the transaction was effected and the aggregate amount of the transaction (shares multiplied by price); and

v.

the name of the broker, dealer, or bank with or through whom the transaction was effected, and

vi.

the date that the report is submitted.

(c)

The report may contain a statement that it shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

(d)

Reports of personal securities transactions submitted to the Chief Compliance Officer shall be confidential and shall be provided only to the officers and directors of Northern Capital and the Fund and when necessary, Northern Capital’s or the Fund’s counsel or to regulatory authorities upon request.

4.

Compliance Review of Personal Securities Transaction Reports.

The Chief Compliance Officer and senior management of Northern Capital shall review the duplicate brokerage statements and personal securities transactions reports submitted by access persons who are not disinterested directors of the Fund to determine compliance with the personal trading restrictions in the Code.

5.

Disinterested Directors

Disinterested directors of the Fund are exempt from the pre-clearance requirements of Section IV.1 and the reporting requirements of Section IV.2 of this Code.  Disinterested directors of the Fund are exempt from the reporting requirements of Section IV.3 of this Code unless such director, knew or, in the ordinary course of fulfilling his or her official duties as a disinterested director, should have known that, during the 15-day period immediately before or after the date of the transaction by the disinterested director, such security was: (a) purchased or sold by Northern Capital on behalf of its clients, including the Fund or (b) being considered by Northern Capital on be half of its clients, including the Fund, for purchase or sale.  Such transactions shall be reported to and monitored by the fund administrator, which at the time this Code was adopted, was U.S. Bancorp Fund Services, LLC.

V.

TRANSACTIONS EXEMPTED FROM PRE-CLEARANCE AND REPORTING PROCEDURES

The following transactions and securities are exempt from the pre-clearance and reporting procedures described in Section IV:

1.

Purchases or sales effected in any account over which the access person has no direct influence or control.

2.

Purchases or sales which are not voluntary on the access person’s part (i.e., stock splits, recapitalizations, and mergers).

3.

Purchases which are part of an automatic investment plan (including dividend reinvestment plans and automatic 401(k) payroll contributions).

4.

U.S. government securities.

5.

Money market instruments including bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments.

6.

Money market funds.

7.

Shares of open-end mutual funds that are not advised by Northern Capital.  (Trades in affiliated mutual funds are exempt from pre-clearance, but are subject to the reporting requirements in Section IV.)

VI.

TRANSACTIONS THAT ARE SUBJECT TO REPORTING REQUIREMENTS, BUT EXEMPTED FROM PRE-CLEARANCE PROCEDURES

The following transactions and securities are exempt from the pre-clearance procedures described in Section IV, but the transactions are subject to the reporting requirements in Section IV:

1.

Purchases or sales in the NorCap Growth Fund, or other mutual funds advised by Northern Capital (other than automatic 401(k) payroll contributions, which are exempt from both pre-clearance and reporting requirements).

2.

Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

3.

Municipal securities.

4.

Listed index options and futures contracts (S&P 500 Index or DJIA).

5.

Exchange Traded Funds (such as QQQ).

6.

Gifts to charitable organizations (shares of stock).

VII.

CONFLICTS OF INTEREST

Every access person of Northern Capital shall notify the Chief Compliance Officer of any personal conflict or other relationship which may involve Northern Capital’s clients, including the Fund, such as the existence of any business or economic relationship between them.  Notification should be made at the time any such conflict arises and in the Initial Report (Exhibit A) and Annual Report (Exhibit B) filed with the Chief Compliance Officer.  Disinterested directors shall notify the fund administrator at the time any such conflict arises.

VIII.

  REPORTING OF VIOLATIONS TO THE SENIOR MANAGEMENT OF NORTHERN CAPITAL

1.

The Chief Compliance Officer shall promptly report to the President or the Chief Executive Officer of Northern Capital all apparent violations of this Code and the reporting requirements thereunder.

2.

When the Chief Compliance Officer finds that a transaction otherwise reportable to senior management under paragraph one of this section could not reasonably be found to have resulted in a fraud, deceit, or manipulative practice in violation of Section 206 of the Advisers Act or Rule 17j-1 under the ICA, she may, in her discretion, lodge a written memorandum of such finding and the reasons therefore with the reports made pursuant to this Code in lieu of reporting the transaction to senior management.

3.

The President and Chief Executive Officer of Northern Capital shall consider reports made to them hereunder and shall determine whether or not this Code has been violated and what sanctions, if any, should be imposed, including reprimands, fines or assessments, removal from office, or suspension or termination of employment.

IX.

  REPORTING TO THE BOARD OF DIRECTORS OF THE FUND

1.

The Chief Compliance Officer and fund administrator shall prepare an annual report relating to this Code to the Board of Directors of the Fund which shall:

(a)

summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

(b)

identify any violations requiring significant remedial action during the past year;

(c)

identify any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices, or developments in applicable laws or regulations; and

(d)

certify that Northern Capital and the Fund have adopted procedures reasonably necessary to prevent its access persons from violating this code.

2.

The Chief Compliance Officer and fund administrator shall prepare a quarterly report relating to this Code to the Board of Directors of the Fund which shall:

(a)

identify any violations during the previous quarter or state that no violations occurred during the previous quarter; and

(b) identify any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

X.

RETENTION OF RECORDS

Northern Capital, on behalf of itself and the Fund, shall maintain this Code, a list of all persons required to make reports hereunder from time to time, each access persons’ written acknowledgement of receipt of the Code and any amendments thereto, a copy of each personal securities transaction report made by an access person, each memorandum and report made by the Chief Compliance Officer hereunder, a record of known violations and actions taken as a result thereof, and a record of any decision and the reasons therefore to approve the acquisition of securities under Section III.5 and Section III.6 of this Code in an easily accessible place for not less than 5 years.  Records relating to disinterested directors and reports of the fund administrator hereunder shall be maintained by the fund administrator, on behalf of the Fund, in an easily accessible place for not less than 5 years.

XI.

CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

Every access person shall certify annually on Exhibit B that he or she:

(a)

has read and understands the Code and recognizes that he or she is subject thereto;

(b)

has complied with the requirements of the Code; and

(c)

has reported all conflicts of interest and personal securities transactions required to be reported pursuant to the requirements of the Code.

Appendix I

CODE OF ETHICS

EXAMPLE OF BENEFICIAL OWNERSHIP

For purposes of the Code of Ethics, you will be deemed to have a beneficial interest in a security if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security.  Examples of beneficial ownership under this definition include:

•

securities you own, no matter how they are registered, and including securities held for you by others (for example, by a custodian or broker or by a relative, executor, or administrator) or that you have pledged to another (as security for a loan, for example);

•

securities held by a trust of which you are a beneficiary (except that, if your interest is a remainder interest and you do not have or participate in investment control of trust assets, you will not be deemed to have a beneficial interest in securities held by the trust);

•

securities held by you as trustee or co-trustee, where either you or any member of your immediate family (i.e., spouse, children, or descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as blood relationship) has a beneficial interest (using these rules) in the trust;

•

securities held by a trust of which you are the settlor, if you  have the power to revoke the trust without obtaining the consent of all the beneficiaries and have or participate in investment control;

•

securities held by any partnership in which you are a general partner, to the extent of your interest in partnership capital or profits;

•

securities held by a personal holding company controlled by you alone or jointly with others;

•

securities held by (i) your spouse (unless legally separated) or you and your souse jointly or (ii) your minor children or any immediate family member of you or your spouse (including an adult relative), directly or through a trust, who is sharing your home, even if the securities were not received from you and the income from the securities is not actually used for the maintenance of your household; or

•

securities you have the right to acquire (for example, through the exercise of a derivative security), even if the right is not presently exercisable, or securities as to which, through any other type of arrangement, you obtain benefits substantially equivalent to those of ownership.

Appendix I

CODE OF ETHICS

EXAMPLE OF BENEFCIAL OWNERSHIP

You will not be deemed to have beneficial ownership of securities in the following situations:

•

securities held by a limited partnership in which you do not have a controlling interest and do not have or share investment control over the partnership’s portfolio and

•

securities held by a foundation of which you are a trustee and donor, provided that the beneficiaries are exclusively charitable and you have no right to revoke the gift.

These examples are not inclusive.  There are other circumstances in which you may be deemed to have a beneficial interest in a security.  Any questions about whether you have a beneficial interest should be directed to Northern Capital’s Chief Compliance Officer, Sarah M. Lucas, or Northern Capital’s President and Chief Investment Officer, Daniel T. Murphy.

EXHIBIT A

CODE OF ETHICS

INITIAL REPORT

To the Chief Compliance Officer:

1.

I hereby acknowledge receipt of a copy of the Code of Ethics of Northern Capital Management, LLC ("Northern Capital”) and NorCap Funds, Inc. (the “Fund).

2.

I have read and understand the Code and recognize that I am subject to the Code as an access person of Northern Capital and/or the Fund.

3.

I have provided to Northern Capital’s Chief Compliance Officer the names and addresses of each investment account that I have with any broker-dealer, bank, or other firm and have directed such firms to deliver duplicate confirmations and statements to Northern Capital.

4.

Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest or relationship which may involve Northern Capital’s clients, including the Fund, such as any economic relationship between my transactions and securities held or to be acquired by Northern Capital’s clients or any other relationship (business or personal) between myself and any client of Northern Capital.

5.

As of the date below, I have a direct or indirect beneficial ownership in the following securities (attach additional sheets if necessary):

Name of Security and Ticker Symbol	Number of Shares Held	Account Name	Type of Interest (Direct or Indirect)

Signature:

Print Name:

Date:

*

This report must be completed upon the latter of commencement of employment or the effective date of the Code and submitted to the Chief Compliance Officer.

EXHIBIT A

CODE OF ETHICS

INITIAL REPORT

Name of Security and Ticker Symbol	Number of Shares Held	Account Name	Type of Interest (Direct or Indirect)

Signature:

Print Name:

Date:

EXHIBIT A

CODE OF ETHICS

INITIAL REPORT

Name of Broker, Bank or other firm	Exact Name & # of Account	Address of Custodian	Direct or Indirect Beneficial Ownership	Requested to Send Duplicate Confirms and Statements Yes/No

Signature:

Print Name:

Date:

EXHIBIT B

CODE OF ETHICS

ANNUAL REPORT

To the Chief Compliance Officer:

1.

I have again read and understand the Code and certify that during the past year I have complied with the requirements of the Code, and I have reported to the Chief Compliance Officer all securities transactions required to be reported under the Code.

2.

I have provided to Northern Capital's Chief Compliance Officer the names and addresses of each investment account that I have with any broker-dealer, bank, or other firm and have directed such firms to deliver duplicate confirmations and statements to Northern Capital.

3.

Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest or relationship which may involve Northern Capital's clients, such as any economic relationship between my transactions and securities held or to be acquired by Northern Capital clients or any other relationship (business or personal) between myself and any client of Northern Capital.

4.

As of this year-end, I have a direct or indirect beneficial ownership in the following securities (attach additional sheets if necessary):

Name of Security and Ticker Symbol	Number of Shares Held	Account Name	Type of Interest (Direct or Indirect)

Signature:

Print Name:

Date:

* This report must be completed within 10 days after the calendar year-end and submitted to the Chief Compliance Officer.

EXHIBIT B

CODE OF ETHICS

ANNUAL REPORT

Name of Security and Ticker Symbol	Number of Shares Held	Account Name	Type of Interest (Direct or Indirect)

Signature:

Print Name:

Date:

EXHIBIT B

CODE OF ETHICS

ANNUAL REPORT

Name of Broker, Bank or other firm	Exact Name & # of Account	Address of Custodian	Direct or Indirect Beneficial Ownership	Requested to Send Duplicate Confirms and Statements Yes/No

Signature:

Print Name:

Date:

EXHIBIT C
REPORT OF EMPLOYEE QUARTERLY SECURITIES TRANSACTIONS

Name:
Title:									For Quarter Ending:

	Interest	Maturity	Principal	Ticker	Transaction	Comp.	Buy/	Security			Aggregate
Security Name	Rate	Date	Amount	Symbol	Date	Officer	Sell	Type	Broker	#Units	Amount	Price	Acct.

* Including, but not limited to, purchases, sales, puts, calls, and exercise of warrants.
* This report is to include all of the employee's transactions and all transactions in which the employee has a beneficial interest (as defined by the Code of Ethics).
* This report is to be completed within 30 days after the end of each calendar quarter and submitted to the Chief Compliance Officer.

Signature of Access Person				Reviewed by Northern Capital Officer						Date of Report

EXHIBIT D

PRE-CLEARANCE REQUEST

Access Person:

Date:

I would like to purchase/sell the following securities:

Date	Security	Ticker	Buy/Sell	Shares	Broker	Price

1.

If any of the above securities are being sold, were they purchased within the last 60 days?

Yes ☐

   No

☐

2.

Are any of the above securities currently being traded or are any of the above securities being “actively considered for purchase or sale” by Northern Capital.

Trading:

      Date:

Traders may not sign to authorize their own transactions. The above securities are not currently being traded on behalf of fee paying clients of Northern Capital nor does the trading desk have any knowledge of any of the securities being “considered for purchase or sale” by Northern Capital for client accounts.

Portfolio Manager:

      Date:

Portfolio Managers may not sign to authorize their own transactions.  The above securities are not being “considered for purchase or sale” on behalf of fee-paying clients of Northern Capital based on the market price of the security and Northern Capital’s current investment opinion.

APPROVED:

☐

DENIED:

☐

Northern Capital Officer:

      Date:

An individual may not sign as both a Portfolio Manager and as an Officer of Northern Capital.  Northern Capital’s portfolio managers and traders have indicated that the above securities are not currently being traded on behalf of fee paying clients of Northern Capital nor are the securities being “considered for purchase or sale” by Northern Capital for client accounts.

This form must be used to pre-clear personal securities transactions in all but exempt securities listed in Section V and Section VI of the Code of Ethics.  Approved transactions must be placed the same day that approval is received; otherwise, a new request must be made.